UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/27/2005

Fortune Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-9076

DE	13-3295276
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

300 Tower Parkway, Lincolnshire, IL 60069
(Address of Principal Executive Offices, Including Zip Code)

847-484-4400
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 27, 2005, the Board of Directors of Fortune Brands, Inc. approved an Amendment to the 2003 Long-Term Incentive Plan (the "Plan"), attached as Exhibit 10.1. As a result, the following changes were made to the Plan:

(i) the definition of "retirement" was amended to change the service requirement from ten years to five years;

(ii) the option exercise period after retirement, death or disability was reduced to three years (or the balance of the option term if shorter) from the full term; however, in the case of death, stock options can be exercised within the one-year period following the date of the death even if the one-year period extends beyond the option term; and

(iii) a limited right provision that allows for a cash payment following a change in control was modified in order to comply with new rules under Section 409A of the Internal Revenue Code.

On September 27, 2005, the Compensation and Stock Option Committee of the Board of Directors of Fortune Brands, Inc. approved revised Incentive Stock Option Terms and Conditions of the 2003 Long-Term Incentive Plan and revised Nonqualified Stock Option Terms and Conditions of the 2003 Long-Term Incentive Plan, each attached as Exhibits 10.2 and 10.3, respectively. The Terms and Conditions were revised to reflect the amendments to the Plan as described above and to reduce the stock option term from ten years to seven years.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

10.1.    2003 Long-Term Incentive Plan Amendment dated September 27, 2005.

10.2.    September 2005 Incentive Stock Option Terms and Conditions.

10.3.    September 2005 Nonqualified Stock Option Terms and Conditions.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Fortune Brands, Inc.

Date: September 30, 2005.	By:	/s/ Craig P. Omtvedt
Craig P. Omtvedt
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Fortune Brands, Inc. 2003 Long-Term Incentive Plan Amendment dated September 27, 2005
EX-10.2	September 2005 Incentive Stock Option Terms and Conditions
EX-10.3	September 2005 Nonqualified Stock Option Terms and Conditions